Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Financial Statements	F-2

Unaudited Pro Forma Statement of Operations for the year ended December 31, 2004	F-3

Unaudited Pro Forma Statement of Operations for the six months ended June 30, 2005	F-4

Unaudited Pro Forma Balance Sheet at June 30, 2005	F-5

Notes to Pro Forma Financial Information	F-6

Report of Independent Accountants	F-9

TRACE FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-10

Report of Independent Registered Public Accounting Firm	F-11

Consolidated Balance Sheets as of June 30, 2005 (unaudited) and December 31, 2004 and 2003 (audited)	F-12

Consolidated Statements of Operations and Deficits for the six months ended June 30, 2005 and 2004 (unaudited) and for the Years ended December 31, 2004, 2003 and 2002 (audited)	F-13

Consolidated Statements of Cash Flow for the six months ended June 30, 2005 and 2004 (unaudited) and for the Years ended December 31, 2004, 2003 and 2002 (audited)	F-14

Notes to Consolidated Financial Statements	F-16

Note:  All of the information reflected in the Trace Financial Statements included herein are expressed in Canadian dollars

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 give pro forma effect to the:  (1) Trace Energy Services Ltd. (Trace) acquisition and (2) private offering and sale of shares of our Common Stock, as if the transaction had been consummated on January 1, 2004.

The unaudited pro forma balance sheet as of June 30, 2005 gives pro forma effect to the:  (1) Trace acquisition and (2) private offering and sale of shares of our Common Stock, as if those transactions had been consummated on June 30, 2005.

We expect to complete the Trace acquisition concurrently with the completion of our private Common Stock offering.  Such offering is conditioned upon the completion of the Trace acquisition.

The unaudited pro forma financial information is based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the date indicated or what our results will be for any future periods.  The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable.  The unaudited pro forma financial statements and the accompanying notes should be read in conjunction with our historical financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 2004 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2005 and the historical financial statements of Trace, including the notes thereto, included in this report.

For financial accounting purposes, the assets acquired and the liabilities assumed under the Trace acquisition referred to in these unaudited pro forma financial statements have been or will be recorded at their fair values as of the date of the acquisition.  The allocation in these unaudited pro forma financial statements is a preliminary allocation based on an internally prepared valuation of the fair value of the acquired assets and liabilities of Trace.  In addition, the cash proceeds from the sale of Geokinetics stock and shares issued are based on the stock price of Geokinetics at June 30, 2005.  When finalized, the allocation and stock price may vary materially from the allocation presented in these unaudited pro forma financial statements.

All of the Unaudited Pro Forma Financial Statements are presented in US dollars.

GEOKINETICS INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2004

			Pro Forma Adjustments			Pro Forma
	Geokinetics	Trace	db.	cr.	(1) (4)	Geokinetics

Revenues
Seismic acquisition	$39,469,562	$34,645,269	$—	$—	(16)	$74,114,831
Seismic data processing	3,675,268	—	—	—		3,675,268
Total revenues	43,144,830	34,645,269	—	—		77,790,099

Expenses
Seismic operating expenses	34,342,843	26,981,458	—	—		61,324,301
Data processing expenses	5,619,319	—	—	—		5,619,319
General and administrative	2,358,430	3,137,522	—	—		5,495,952
Depreciation and amortization	850,705	2,281,310	2,533,000	—	(5)	5,665,015
Total expenses	43,171,297	32,400,290	2,533,000	—		78,104,587

Income (loss) from operations	(26,467)	2,244,979	(2,533,000)	—		(314,488)

Interest expense	(441,097)	(589,092)	—	165,000	(17)	(865,189)
Interest income	26,218	15,749	—	—		41,967
Other income (expense)	—	(614,228)	—	—		(614,228)

Income (loss) before income tax	(441,346)	1,057,408	(2,533,000)	165,000		(1,751,938)

Provision for income tax	—	900,529	—	237,000	(7)	663,529

Income (loss) from continuing operations	$(441,346)	$156,879	$(2,533,000)	$402,000		$(2,415,467)

(Loss) from continuing operations per common share
Basic	$(0.02)					$(0.06)
Diluted	$(0.02)					$(0.06)

Weighted average common shares and equivalents outstanding
Basic	18,992,113		22,957,989		(6)	41,950,102
Diluted	18,992,113		22,957,989		(6)	41,950,102

GEOKINETICS INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Six Months Ended June 30, 2005

			Pro Forma Adjustments			Pro Forma
	Geokinetics	Trace	db.	cr.	(1) (4)	Geokinetics

Revenues
Seismic acquisition	$24,321,748	$18,126,552	$—	$—	(16)	$42,448,300
Seismic data processing	2,267,069	—	—	—		2,267,069
Total revenues	26,588,817	18,126,552	—	—		44,715,369

Expenses
Seismic operating expenses	21,477,088	14,431,487	—	—		35,908,575
Data processing expenses	3,314,925	—	—	—		3,314,925
General and administrative	1,217,727	1,728,864	—	—		2,946,591
Depreciation and amortization	388,588	1,593,112	1,266,000	—	(5)	3,247,700
Total expenses	26,398,328	17,753,463	1,266,000	—		45,417,791

Income (loss) from operations	190,489	373,089	(1,266,000)	—		(702,422)

Interest expense	(193,904)	(335,394)	—	125,000	(17)	(404,298)
Interest income	31,263	10,044	—	—		41,307
Other income (expense)	235	160,782	—	—		161,017

Income (loss) before income tax	28,083	208,521	(1,266,000)	125,000		(904,396)

Provision for income tax	—	285,379	—	—		285,379

Income (loss) from continuing operations	$28,083	$(76,858)	$(1,266,000)	$125,000		$(1,189,775)

Income (loss) from continuing operations per common share
Basic	$0.00					$(0.03)
Diluted	$0.00					$(0.03)

Weighted average common shares and equivalents outstanding
Basic	18,992,113		22,957,989		(6)	41,950,102
Diluted	20,713,894		22,957,989		(6)	41,950,102

GEOKINETICS INC.

UNAUDITED PRO FORMA BALANCE SHEET

June 30, 2005

			Pro Forma Adjustments			Pro Forma
	Geokinetics	Trace	db.	cr.	(1) (4)	Geokinetics

ASSETS
Current assets:
Cash	$3,627,041	$623,472	$30,000,000	$26,300,000	(8)	$7,950,513
Accounts receivable	7,051,583	6,085,740	—	—		13,137,323
Work in process	1,467,262	263,260	—	—		1,730,522
Prepaid expenses and deposits	211,208	845,928	—	—		1,057,136

Total current assets	12,357,094	7,818,400	30,000,000	26,300,000		23,875,494

Property, plant and equipment, net	2,363,818	24,020,207	10,659,256	—	(10) (14) (15)	37,043,281

Other assets:
Deferred charges	234,253	—	—	—		234,253
Deposits and restricted investments	242,490	—	—	—		242,490
Other assets	—	—	700,000	—	(10)	700,000
Goodwill	—	—	16,503,000	16,322,094	(9)	180,906

Total other assets	476,743	—	17,203,000	16,322,094		1,357,649

Total assets	$15,197,655	$31,838,607	$57,862,256	$42,622,094		$62,276,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long term debt and capital leases	$1,857,527	$3,209,821	$1,116,000	$—	(11)	$3,951,348
Bank indebtedness	—	1,811,548		—		1,811,548
Accounts payable	6,049,894	7,614,547	2,443,000	—	(13)	11,221,441
Accrued liabilities	1,681,866	—	—	—		1,681,866
Deferred revenue	3,359,612	—	—	—		3,359,612
Taxes payable	—	572,448	—	—		572,448
Other liabilities	725,054	—	—	—		725,054

Total current liabilities	13,673,953	13,208,364	3,559,000	—		23,323,317

Long term debt and capital leases, net of current maturities	1,501,024	7,403,507	5,631,000	4,155,000	(11)	7,428,531
Future income tax liability	—	1,451,898	—	—		1,451,898
Non-controlling interest	—	97,924	97,924	—		—
Redeemable preferred stock	2,484,690	—	2,484,690	—	(6)	—

Stockholders’ equity:
Other Comprehensive Income	(24,862)	—	—	—		(24,862)
Stockholders’ equity	(2,437,150)	9,676,914	11,876,914	34,734,690	(12)	30,097,540

Total stockholders’ equity	(2,462,012)	9,676,914	11,876,914	34,734,690		30,072,678

Total liabilities and stockholders’ equity	$15,197,655	$31,838,607	$23,649,528	$38,889,690		$62,276,424

NOTES TO PRO FORMA FINANCIAL INFORMATION

(1)           The following is a preliminary estimate of the purchase price for the Trace acquisition:

Cash payment paid for Trace shares	$14,253,000
Stock payment made for Trace shares (1 million shares of Geokinetics stock issued at June 30, 2005 price of $2.25)	2,250,000

Total purchase price	$16,503,000

This preliminary estimate of the purchase price has been allocated as presented below based on an internally prepared preliminary assessment of the fair value of the assets and liabilities of Trace at June 30, 2005.

	Book Value of Assets Acquired (Liabilities Assumed)	Preliminary Purchase Price Allocation	Preliminary Fair Value
Cash	$623,472	$	$623,472
Accounts receivable	6,028,012		6,028,012
Work in process	263,260		263,260
Prepaid expenses	845,928		845,928
Income tax recoverable	57,728		57,728
Property, plant and equipment	24,020,207	5,847,256	29,867,463
Other assets	—	700,000	700,000
Goodwill	—	180,906	180,906
Accounts payable and accrued liabilities	(7,614,547)		(7,614,547)
Bank indebtedness	(1,811,548)		(1,811,548)
Long-term debt	(10,613,328)		(10,613,328)
Taxes and future taxes payable	2,024,346)		(2,024,346)
Non-controlling interest	(97,924)	97,924	—
	$9,676,914	$6,826,086	$16,503,000

All liabilities assumed were at their estimated fair values.  The fair value of intangibles are estimated to be $700,000.  The fair value of property, plant and equipment is estimated to be $29,867,463 based on an equipment appraisal performed by an independent industry appraiser.  There were no identified intangible assets which were determined to have indefinite lives.  This preliminary assessment of fair value resulted in $180,906 of goodwill which will be subject to periodic impairment testing.

(2)           The pro forma statements have been presented in US dollars which is the reporting currency for Geokinetics.  The exchange rates used for the conversion to US dollars throughout these statements are included below:

C$
June 30, 2005	0.8142
Average for the period January 1, 2005 to June 30, 2005	0.8103
Average for the period January 1, 2004 to December 31, 2004	0.7701

(3)           Geokinetics prepares its financial statements in accordance with US generally accepted accounting principles (“GAAP”).  Trace prepares its financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”).  No material differences between Canadian GAAP and GAAP as they relate to Geokinetics and Trace were included in the Geokinetics pro forma financial statements.  An explanation of the differences in Canadian and US GAAP as they relate to Trace is set forth in note 13 of the Trace historical financial statements included herein.

(4)           These columns reflect (a) the issuance of Geokinetics stock pursuant to the offering, (b) the payment of the cash purchase price for the Trace acquisition, (c) the preliminary allocation of the purchase price to acquired assets and liabilities assumed, (d) the pro forma income statement effects resulting from the preliminary purchase price accounting adjustments, the payoff of certain outstanding debt of Trace and Geokinetics and the purchase of certain additional equipment and (e) the redemption of Geokinetics redeemable preferred stock as outlined in note 8 below.

(5)           Reflects the preliminary pro forma adjustment to record the amortization of the acquired intangible assets (customer relationships, employment agreements, supplier agreements), the depreciation of the write up to market value of Trace’s acquisition equipment and the depreciation on capital expenditures.

(6)           Reflects pro forma issuance of Geokinetics common stock in connection with the Trace acquisition and the conversion of Geokinetics redeemable preferred stock.

Issuance of Geokinetics common stock in connection with this offering and the Trace acquisition	13,333,333
Stock consideration Trace acquisition	1,000,000
Conversion of Geokinetics redeemable preferred stock	8,624,656

22,957,989

(7)           Reflects the pro forma adjustment to utilize Geokinetics net operating losses to offset Trace US tax expense.

(8)           Reflects the pro forma adjustment to cash as follows:

Cash proceeds from the issuance of Geokinetics stock in this offering (13,333,333 based on Geokinetics June 30, 2005 closing stock price of $2.25)	$30,000,000
Cash payment for the Trace shares	(14,253,000)
Payoff of Trace debt	(2,443,000)
Payoff of Geokinetics debt	(4,304,000)
Capital expenditures for the seismic acquisition operation	(3,100,000)

Underwriting fees and other expenses incurred on the issuance of Geokinetics common stock	(2,200,000)

$3,700,000

(9)           Reflects the preliminary pro forma adjustment to record goodwill representing the excess of the purchase price over the fair value of the net assets acquired (see note 1).

(10)         Reflects the pro forma adjustment to record the estimated fair value of the intangible assets acquired and the write up to market value of Trace’s acquisition equipment (see note 1).

(11)         Reflects the pro forma adjustment for the payoff of Trace and Geokinetics debt.

(12)         Reflects the pro forma adjustments to stockholders’ equity as follows:

Issuance of Geokinetics stock pursuant to the offering	$30,000,000
Issuance of Geokinetics stock to fund the stock portion of the purchase price	2,250,000
Underwriting fees and other expenses on the issuance of Geokinetics stock	(2,200,000)
Conversion of Geokinetics redeemable preferred stock	2,484,690
Elimination of Trace’s historical stockholders’ equity	(9,676,914)

$22,857,776

(13)         Reflects reclassification of Trace equipment purchase to debt from accrued liabilities.

(14)         Reflects purchase of capital assets for the seismic acquisition operation.

(15)         Reflects purchase of Quantum’s rental equipment from an industry supplier in the amount of $1,712,000.

(16)         Trace recognizes revenue using a net contract revenue concept.  Trace’s net contract revenue is its contract revenue reduced by certain third party costs.  Geokinetics presents its revenue as contract revenue with no reduction for third party costs.  For presentation in the above pro forma, Trace’s revenue is presented to conform with Geokinetics method of revenue recognition.

(17)         Reflects the pro forma interest savings from the payoff of the Geolease obligation.

FITTSROBERTS & CO., P.C.

CERTIFIED

PUBLIC

ACCOUNTANTS

INDEPENDENT ACCOUNTANT’S REPORT

To the Board of Directors

Geokinetics Inc. and Subsidiaries

Houston, Texas

We have reviewed the pro forma adjustments reflecting the transactions described in the introduction paragraph to the pro forma financial statements and the application of the adjustments to the historical amounts in the accompanying pro forma condensed statements of operations for the twelve month and six month periods ended December 31, 2004 and June 30, 2005, respectively, and the proforma condensed balance sheet as of June 30, 2005. These historical condensed financial statements are derived from the historical financial statements of Geokinetics Inc. and Trace Energy Services Ltd. The June 30, 2005 Geokinetics Inc. historical balance sheet and related six month statement of operations were reviewed by us and appear elsewhere herein. Geokinetics Inc.’s historical statement of operations for the year ended December 31, 2004 was audited by us and is included in the Company’s December 31, 2004 Form 10-KSB. The Trace Energy Services Ltd. historical June 30, 2005 balance sheet and income statements for the six month period ended June 30, 2005 were reviewed by other accountants and the income statement for the year ended December 31, 2004 was audited by other accountants. Those financial statements and their reports appear elsewhere herein. Such pro forma adjustments are based on management’s assumptions as described in the notes to the pro forma financial statements. Geokinetics Inc.’s management is responsible for the pro forma financial information.

Our review was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management’s assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column docs not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed statements of operations for the twelve month and six month periods ended December 31, 2004 and June 30, 2005, respectively, and the proforma condensed balance sheet as of June 30, 2005.

/s/ FITTS ROBERTS & CO., P.C.

Houston, Texas
November 4, 2005

5718 Westheimer. Suite 800 •  Houston.TX 77057 • Tel: (713) 260-5230 • Fax: (713) 260-5240
4800 Sugar Grore Bled.,Suite 100 • Stafford, Texus 77477• Tel: (281) 494 5151

An Independently Owned Member of the RSM McGladrey Network

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Trace Energy Services Ltd.

We have audited the accompanying consolidated balance sheets of Trace Energy Services Ltd. as of December 31, 2004 and 2003 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trace Energy Services Ltd. as of December 31, 2004 and 2003, and the results of their operations and their cash flows each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the Canada.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 13 to the consolidated financial statements.

(Signed) “KPMG LLP”

Chartered Accountants
Calgary, Canada

April 29, 2005 (except as to
note 12, which is at November 2, 2005)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Trace Energy Services Ltd.

We have reviewed the accompanying interim financial statements of Trace Energy Services Ltd. as of June 30, 2005, and for the six-month periods ended June 30, 2005 and 2004. These interim financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

(Signed) “KPMG LLP”

Chartered Accountants
Calgary, Canada

November 2, 2005

TRACE ENERGY SERVICES LTD.

Consolidated Balance Sheets

(Stated in Canadian dollars)

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Assets

Current assets
Cash	$765,748	$942,822	$1,200,229
Accounts receivable	7,403,601	5,945,444	8,287,981
Income taxes recoverable	70,902	—	213,908
Work-in-progress	323,336	810,377	413,875
Prepaid expenses and deposits	1,038,969	476,273	255,800
Assets of discontinued operations (note 2)	—	2,126,012	4,632,410
	9,602,666	10,300,928	15,004,203

Property and equipment (note 3)	29,501,605	26,136,102	19,921,224
Assets of discontinued operations (note 2)	—	—	8,869,351
	$39,104,161	$36,437,030	$43,794,778

Liabilities and Shareholders’ Equity

Current liabilities;
Bank Indebtedness (note 4)	$2,224,942	$3,505,602	$675,494
Accounts payable and accrued liabilities	9,352,184	5,183,774	5,718,787
Deferred revenue	—	—	2,276,117
Current portion of long-term debt (note 4)	3,942,300	3,834,172	3,293,337
Loan payable to related party (note 5)	—	—	47,077
Income taxes payable	703,080	59,524	—
Liabilities or discontinued operations (note 2)	—	—	2,711,410
	16,222,506	12,643,072	14,724,442
Long-term debt (note 4)	9,092,984	10,020,618	9,244,545
Future Income tax liability (note 6)	1,783,220	1,997,865	1,537,038
Non-controlling Interest	120,270	121,776	119,415

Shareholders’ equity:
Share capital (note 7)	20,333,689	20,200,399	26,067,064
Shareholder loan (note 7)	(266,625)	(133,335)	—
Contributed surplus (note 7)	48,602	29,214
Deficit	(8,230,485)	(8,442,479)	(9,897,726)
	11,885,181	11,653,799	18,169,338
Commitments (note 8)
Subsequent event (note 12)
	$39,104,161	$36,437,030	$43,794,778

See accompanying notes to consolidated financial statements.

On behalf of the Board:

Director

Director

TRACE ENERGY SERVICES LTD.

Consolidated Statements of Operations and Deficit

(Stated in Canadian dollars)

	Six months ended June 30		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)				(restated)
Contract revenue	$33,758,951	$36,468,722	$60,384,178	$54,298,853	$36,413,539
Third party costs	14,906,466	18,071,310	28,012,013	24,433,856	14,011,688
Net contract revenue	18,852,485	18,397,412	32,372,165	29,864,997	22,401,851

Cost of sales	14,292,422	12,387,047	22,420,974	22,873,386	15,914,322
Gross profit	4,560,063	6,010,365	9,951,191	6,991,611	6,487,529

General and administrative expenses	2,133,583	1,986,621	4,073,963	3,410,029	3,236,409
Earnings before amortization, depreciation, interest, income taxes and other	2,426,480	4,023,744	5,877,228	3,581,582	3,251,120

Depreciation of property and equipment	1,966,052	1,238,011	2,962,201	2,028,143	3,566,486
Loss (gain) on sale of property and equipment	(35,069)	352,501	254,270	632,319	9,723
Interest on long-term debt	372,521	323,196	654,802	478,813	1,336,381
Other interest expense	41,387	60,475	110,113	546,172	78,509
Foreign exchange (gain) loss	(88,568)	103,881	363,076	338,922	(14,357)
Interest and other Income	(12,395)	(5,552)	(20,450)	(61,033)	(47,254)
Other (income) expenses	(74,783)	180,208	180,208	—	330,800
	2,169,145	2,252,720	4,504,220	3,963,336	5,260,288
Earnings (loss) from continuing operations before income taxes	257,335	1,771,024	1,373,008	(381,754)	(2,009,168)

Income taxes (note 6):
Current	721,477	651,362	708,477	392,686	714,923
Future (reduction)	(369,292)	285,323	460,828	(93,027)	(1,624,500)
	352,185	936,685	1,169,305	299,659	(909,577)
Earnings (loss) from continuing operations	(94,650)	834,339	203,703	(681,413)	(1,099,591)
Non-controlling interest	1,507	(5,266)	(2,361)	(2,200)	(117,215)
Earnings (loss) before discontinued operations	(93,343)	829,073	201,342	(683,613)	(1,216,806)
Earnings from discontinued operations (note 2)	305,337	1,174,878	1,253,905	569,405	(334,024)
Net earnings (loss)	211,994	2,003,951	1,455,247	(114,208)	(1,550,830)
Deficit, beginning of period	(8,442,479)	(9,897,726)	(9,897,726)	(3,389,997)	(1,839,167)
Excess of amount paid over book value of share capital repurchased (note 7(b))	—	—	—	(6,393,521)	—
Deficit, end of period	$(8,230,485)	$(7,893,775)	$(8,442,479)	$(9,897,726)	$(3,389,997)

See accompanying notes to consolidated financial statements.

TRACE ENERGY SERVICES LTD.

Consolidated Statements of Cash Flows

(Stated in Canadian dollars)

	Six Months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)			(restated)	(restated)
Cash provided by (used in)
Operations
Net earnings (loss)	$211,994	2,003,950	1,455,247	(114,208)	(1,550,830)
Items not involving cash
Depreciation of property and equipment	1,966,052	1,238,011	2,962,201	2,028,143	3,566,486
Future income taxes (reduction)	(369,292)	285,323	460,828	(93,027)	(1,624,500)
Loss (gain) on sale of property and equipment	(35,069)	352,501	254,270	632,319	9,723
Fair value of stock-based compensation	19,388	—	29,214	—	—
Non-controlling interest	(1,507)	5,266	2,361	2,200	117,215

Changes in non-cash working capital items:
Accounts receivable	(1,458,157)	3,410,899	2,342,537	(3,624,023)	501,658
Income taxes recoverable	(70,902)	(219,998)	213,908	(208,158)	721,419
Work-in-progress	487,041	(654,753)	(396,502)	(357,776)	421,276
Prepaid expenses and deposits	(562,696)	(298,821)	(220,473)	288,331	(130,094)
Accounts payable and accrued liabilities	1,531,215	(1,470,635)	(1,479,837)	1,604,013	(130,266)
Income taxes payable	643,556	88,527	59,524	(129,663)	129,663
Deferred revenue	—	(846,351)	(2,278,117)	1,697,288	580,829
	2,361,623	3,893,909	3,405,161	1,725,439	2,612,579
Discontinued operations:
Funds from discontinued operations	2,270,460	6,965,290	6,898,836	4,689,237	574,527
Changes in non-cash working capital balance of discontinued operations	10,200	2,116,652	(205,011)	(1,064,824)	2,024,570
	4,642,283	12,975,851	10,098,986	5,349,852	5,211,676

Financing:
Reduction of share capital	—	(8,000,000)	(8,000,000)	—	—
Repurchase of share capital	—	—	—	(7,076,410)	—
Repayment of long-term debt	(3,379,406)	(10,602,817)	(12,025,008)	(11,367,039)	(2,192,041)
Advance of long-term debt	2,500,000	10,710,860	13,401,595	5,934,988	—
Bank indebtedness	(1,280,660)	(675,447)	2,830,108	657,747	(941,898)
Repayment of loan payable to related party	—	(27,847)	(47,077)	(52,276)	(55,647)
	(2,160,066)	(8,595,251)	(3,840,382)	(11,902,990)	(3,189,586)

See accompanying notes to consolidated financial statements.

	Six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)			(restated)	(restated)
Investing:
Proceeds on sale of Hertz	—	—	—	10,590,117	—
Proceeds on sale of Australian operations	—	—	2,000,000	—	—
Purchase of property and equipment	(5,455,414)	(2,938,864)	(9,874,869)	(6,770,734)	(609,207)
Proceeds on sale of property and equipment	158,928	131,512	414,034	398,930	337,892
Change in non-cash working capital accounts payable and accrued liabilities	2,637,195	114,133	944,824		6,999
	(2,659,291)	(2,693,219)	(6,516,011)	4,218,313	(264,316)

Increase (decrease) in cash during the period	(177,074)	1,687,381	(257,407)	(2,334,825)	1,757,774

Cash, beginning of period	942,822	1,200,229	1,200,229	3,535,054	1,777,280

Cash end of period	$765,748	$2,887,610	$942,822	$1,200,229	$3,535,054

Supplemental cash flow disclosure:
Interest paid	$413,909	$385,309	$752,423	$1,026,733	$1,437,434
Income taxes paid	$151,278	$626,361	$1,010,107	$479,008	$(393,884)

See accompanying notes to consolidated financial statements.

TRACE ENERGY SERVICES LTD.

Notes to Consolidated Financial Statements

Years ended December 31, 2004, 2003 and 2002

(Information as at June 30, 2005 and for the six months ended June 30, 2005 and 2004 is unaudited)

(Stated in Canadian dollars)

1.     Significant accounting policies:

(a)   Consolidated financial statements:

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. They include the accounts of Trace Energy Services Ltd. (“Trace” or the “Company”) and those of its wholly-owned subsidiary, Trace Energy Services Inc. The accounts of the Company’s 49%-owned investees, Delta Trace Ltd., Trace Energy Services (Sahtu) Ltd. and Trace Energy Services (Inuvialuit) Ltd. have also been consolidated on the basis that the Company appoints the majority of that company’s directors. During 2003, two former wholly-owned subsidiaries, Hertz Drilling Inc. (“Hertz”) and Lone Wolf Equipment & Rentals Ltd., were wound-up into Trace. During 2004, the Company sold its investment in its wholly-owned subsidiary Trace Energy Services Pty Ltd.

(b)   Foreign currency translation:

Amounts transacted in U.S. Dollars, Argentinean Pesos, and Australian Dollars have been translated into Canadian funds on the following basis:

(i)    Property and equipment at the exchange rate at the time of purchase.

(ii)   Monetary assets and liabilities at the year-end exchange rate.

(iii)  Revenue and expenses at the average exchange rate during the year.

Foreign exchange gains or losses are recorded in operations.

(c)    Revenue recognition:

The Company’s services are generally sold based upon purchase orders or contracts with the customer that include fixed or determinable prices based upon hourly or job rates. Customer contract terms do not include provisions for significant post-service delivery obligations. Revenue is recognized when services and equipment rentals are rendered and only when collectability is reasonably assured.

(d)    Property and equipment:

Property and equipment are recorded at cost. Depreciation is provided assuming residual values and using rates and methods as follows:

	Residual Value	Rate and method
Building	4%	25 years declining - balance
Recording equipment	10% - 25%	3 -10 years straight-line
Drilling equipment	25%	5 -10 years straight-line
Vehicles and trailers	10% - 25%	2 - 10 years straight-line
Survey equipment	25%	4 years straight-line
Office equipment	—	3 -10 years straight-line
Leasehold improvements	—	Straight-line over life of lease

(e)   Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Under this method future income tax assets and liabilities are determined based on the “temporary differences” between the accounting basis and the income tax basis of the Company’s assets and liabilities measured using the currently enacted, or substantially enacted, income tax rates in effect when these differences are expected to reverse. The Company provides a valuation allowance to reduce any tax assets to the amount that is more likely than not to be recovered.

(f)    Stock-based compensation:

The Company has a stock-based compensation plan which is described in note 7(c). At January 1, 2004 the Company adopted the fair value method of accounting for stock-based compensation, under which a compensation expense is measured at the grant date and recognized over the vesting period with a corresponding increase to contributed surplus. Upon the exercise of the stock options, consideration received together with the amount previously recognized in contributed surplus is recorded as an increase to the share capital.

(g)   Use of estimates and assumptions:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

2.     Discontinued operations:

(a)   Sale of Australian operations:

On March 17, 2004, the Company sold its investment in Trace Energy Services Pty Ltd., being the Australian operations of the Company. The sale was comprised of two separate transactions:

(i)    Prior to closing the sale, 20,000 of the 25,000 issued and outstanding shares were redeemed for cash of $2 million.

(ii)   The 5,000 remaining shares and the inter-company debt due by Trace Energy Services Pty Ltd. to the Company were sold for total proceeds of $4.2 million. The amount of the $4.2 million included $0.5 million in cash at closing with the balance being payable over eighteen months, without interest, with various discount options for early settlement. At December 31, 2004, the amount of $4,019,792 was collected, resulting in a discount of $180,208.

For reporting purposes the results of the Australian operations have been presented as discontinued operations. Accordingly, prior year financial statements have been restated to reflect this change in circumstance.

The assets and liabilities related to Trace Energy Services Pty Ltd. at December 31, 2003 were as follows:

Current assets:
Cash	$498,917
Accounts receivable	3,681,972
Work-in-progress	36,991
Prepaid expenses and deposit	61,559

$4,279,439

Property and equipment	$3,983,546

Current liabilities:
Accounts payable and accrued liabilities	$2,439,853
Due to the Company	4,087,019

$6,526,872

Additional selected information for Trace Energy Services Pty. Ltd. is as follows:

	Period ended
	March 17,
	2004	2003	2002

Contract revenue	$2,867,557	$9,466,189	$7,094,809
Earnings from discontinued operations, net of income tax $102,245 (2003 - $nil; 2002 - $nil)	696,756	403,994	188,961
Loss on sale of investment - net of income taxes	(329,438)	—	—
Earnings from discontinued operations	$367,318	$403,994	$188,961

(b)   Seismic data library:

On March 17, 2004, the Company sold its interest in certain seismic data library surveys to a third party. The sale was comprised of: (a) a fixed cash consideration of $2,700,000 and (b) a variable component based on the outcome of certain licensing agreements. At December 31, 2004, the agreement was settled and the Company received cash of $150,326.

Later in 2004, the Company decided to sell its entire interest in the remaining seismic data library surveys (the “Surveys”) and is classified as “assets of discontinued operations”. On February 9, 2005 the Surveys were sold to a third party for a cash consideration of $2,400,000.

For reporting purposes the results of operations for the division have been presented as discontinued operations. Accordingly, prior year financial statements have been restated to reflect this change in circumstance.

The assets and liabilities related to seismic data library operating segment are as follows:

	2004	2003
Current assets:
Accounts receivable	$10,200	$352,971
Seismic data library:
Cost	15,663,885	17,385,660
Accumulated amortization	13,548,073	12,499,855
	2,115,812	4,885,805
	$2,126,012	$5,238,776

Additional selected information for seismic data library is as follows:

	Six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
					(restated)
Revenue	$183,207	993,489	$1,220,086	$4,591,156	$4,359,539

Earnings (loss) from discontinued operations, net of Income tax $154,647 (June 30, 2004 - $388,374; (December 31, 2004 - $334,707; 2003 – recovery $25,853, 2002 – recovery $160,507)	305,337	733,167	812,194	(44,495)	(774,900)
	$305,337	$733,167	$812,194	$(44,495)	$(774,900)

(c)    Hertz Drilling Inc. (“Hertz”):

On October 16, 2003, the Company entered into an agreement to sell the property and equipment and associated debt of Hertz, for cash consideration, to a company controlled by certain shareholders of the company. For reporting purposes the results of operations for the division have been presented as discontinued operations.

Additional selected information for Hertz as follows:

	Year ended	Period ended	Year ended
	December 31,	October 16,	December 31,
	2004	2003	2002
			(restated)
Revenue	$—	$10,105,497	$18,042,256

Earnings (loss) from discontinued operations, net of income tax of $38,102 (2003 - recovery of $552,925); 2002 - $154,600)	74,393	(502,009)	251,915

Gain on sale of net assets of discontinued operations, net of income taxes $nil) (2003 - $566,163; 2002 - $nil)	—	711,915	—

	$74,393	$209,906	$251,915

3.     Property and equipment:

		Accumulated	Net book
	Cost	depreciation	value

June 30, 2005
Recording equipment	$57,849,032	$31,758,362	$26,090,670
Vehicles and trailers	6,861,850	4,237,805	2,624,045
Office equipment	943,021	819,201	123,820
Leasehold improvements	927,677	264,607	663,070

	$66,581,580	$37,079,975	$29,501,605

December 31, 2004

Recording equipment	$53,938,384	$30,976,897	$22,961,487
Vehicles and trailers	6,109,340	3,817,540	2,291,800
Office equipment	941,727	776,636	165,091
Leasehold improvements	922,586	204,862	717,724

	$61,912,037	$35,775,935	$26,136,102

December 31, 2003

Recording equipment	$52,714,848	$31,684,372	$21,030,476
Drilling equipment	1,564,888	1,267,016	297,872
Vehicles and trailers	6,279,902	3,964,014	2,315,888
Office equipment	773,544	628,800	144,744
Leasehold improvements	267,211	151,421	155,790
	61,600,393	37,695,623	23,904,770

Less amount related to discontinued operations	—	—	3,983,546

			$19,921,224

Included above at June 30, 2005 are assets under capital leases with a net book value of $8,938,019 (December 31, 2004 - $9,615,468; 2003 - $5,934,988).

4.     Bank Indebtedness and long-term debt:

At June 30, 2005, the Company had a bank operating line of credit with a major lending institution of $9 million, to a maximum of 75% of applicable accounts receivable. Drawings under this facility bore interest at bank prime rate plus 1/2% (2004 – bank prime rate plus 1/2%; 2003 – bank prime rate plus 1/4%). At June 30, 2005 $1,848,701 (December 31, 2004 $2,788,575; 2003 - $56,192) was drawn on this facility which is included in bank indebtedness. The remaining amount of bank indebtedness relates to outstanding cheques.

On January 31, 2005, the Company amended the January 2004 non-revolving term credit facility agreement with its major lending institution, and secured additional funding of $2,500,000. On February 10, 2005, the Company repaid $1,000,000. Drawings under this facility bear interest at the lender’s bank prime rate plus 5/8%, payable monthly in arrears, and are repayable in monthly principal installments of $193,334 with full repayment no later than April 30, 2008.

Long-term debt is comprised of:

	June 30,	December 31,
	2005	2004	2003

Bank term loan, bearing interest at prime plus 5/8%:
Portion due in monthly principal installments of $193,334 through to April 30, 2008	$6,394,988	$6,054,992	$—

Capital lease obligations repayable in blended monthly installments of $224,280 for the months of January through June, as well as November and December, including interest at 5.625% to 5.878%	6,315,160	7,461,440	5,934,988

Capital lease obligations repayable in blended monthly installments of $12,265 U.S dollars including interest at 5%	325,136	398,258	—

Bank term loan, bearing interest at prime plus 1/4%:
Portion reducing quarterly by $900,000, through to July 2005	—	—	4,200,000
Portion due in monthly principal instalments of $103,250, reducing through to October 2006	—	—	2,403,114
	13,035,284	13,914,690	12,538,102

Less current portion	3,942,300	3,894,172	3,293,557

	$9,092,984	$10,020,518	$9,244,545

Payments under the leases at June 30, 2005 are as follows:

2006	$1,974,605
2007	1,938,446
2008	1,811,471
2009	1,448,006
2010	317,658
7,490,186
Less amount representing interest	849,890

$6,640,296

The following summarizes the aggregate principal repayments of the Company’s long-term debt and capital lease obligations.

2006	$3,942,300
2007	3,999,765
2008	3,401,910
2009	1,382,206
2010	309,103

$13,035,284

Security for all the Company’s bank borrowings includes a first fixed and floating charge over all present and after acquired assets of the Company and various other specific assignments and agreements.

5.     Loan payable to related party:

At December 31, 2004, the Company had repaid a loan of $47,077, bearing interest at 8.5%, to a company owned by a former shareholder.

6.     Income taxes:

	Six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
					(restated)
Earnings (loss) from continuing operations before income taxes	$257,335	$1,771,024	$1,373,008	$(381,754)	$(2,009,168)
Combined federal and provincial statutory income tax	33.62%	33.87%	33.87%	36.75%	39.25%

Expected income tax (recovery)	$86,165%	$599,846	$465,038	$(140,295)	$(788,598)

Increase (decrease) resulting from:
Foreign currency translation loss	—	—	(67,270)	202,453	—
Non-deductible expenses	207,362	228,285	378,748	117,444	49,754
Foreign loss on sale of property and equipment	—	—	—	95,030	—
Capital tax	25,000	33,237	66,475	41,091	46,250
Future tax rate reduction	—	6,148	(17,207)	(29,877)	(203,575)
Other	33,307	69,169	343,521	13,813	(13,408)

Actual income tax expense	$352,185	$936,685	$1,169,305	$299,659	$(909,577)

The components of the net future income tax liability are as follows:

	June 30,	December 31,
	2005	2004	2003

Future income tax assets:
Non-capital loss carry-forwards	$1,002,769	$846,196	$1,290,001
Capital loss carry-forwards	127,805	127,805	—
Long-term debt	2,705,046	2,979,879	—
Less valuation allowance	(127,805)	(127,805)	(232,016)
	3,707,815	3,826,075	1,057,985

Future income tax liabilities:
Property and equipment	5,491,035	5,823,940	2,595,023
Seismic data library	—	—	96,424
Other	—	—	135,131
	5,491,035	5,823,940	2,826,578

Net future income tax liability	1,783,220	1,997,865	1,768,593

Less amount related to discontinued operations	—	—	231,555

	$1,783,220	$1,997,865	$1,537,038

At June 30, 2005, the Company had non-capital losses of $2,951,000 expiring as follows:

2007		$831,000

2008	970,000

2009	401,000

2014	281,000

2015	468,000

		$2,951,000

At June 30, 2005, the Company also had capital loss carry-forwards of approximately $760,000 with no expiry.

7.     Capital stock:

(a)   Authorized:

Unlimited number of Class A shares, voting, ranking pari passu with Classes Common and C shares, except in respect of the payment of dividends

Unlimited number of Common shares, voting, ranking pari passu with Classes A and C shares, except in respect of the payment of dividends

Unlimited number of Class C shares, voting, ranking pari passu with Classes A and Common shares, except in respect of the payment of dividends

Unlimited number of Convertible First Preferred Shares

Unlimited number of Second Preferred shares

Unlimited number of Third Preferred shares

Unlimited number of Fourth Preferred shares

(b)   Issued and outstanding:

	Number of Shares	Amount
Class A shares:
Balance, December 31, 2002	57,942	$58
Repurchased during 2003	(57,942)	(58)
Balance, December 31, 2003 and 2004	—	—

Class B shares:
Balance, December 31, 2002	269,003	28,749,895
Repurchased during 2003	(6,389)	(682,831)
Balance, December 31, 2003	262,614	28,067,064
Conversion of Class B shares	(262,614)	(28,067,064)
Balance, December 31, 2004	—	—

Common shares:
Conversion from B shares	262,614	28,067,064
Reduction of share capital (i)	—	(8,000,000)
Issue of shares (ii)	2,963	133,335
Shareholder loan (ii)	—	(133,335)
Balance, December 31, 2004	265,577	20,067,064
Issue of shares (ii)	2,962	133,290
Shareholder loan (ii)	—	(133,290)

Balance, June 30, 2005	268,539	$20,067,064

(i)    On January 28, 2004, the Company distributed $8,000,000 to its then sole shareholder and reduced the stated capital of its Class Common shares by this amount, from $28,067,064 to $20,067,064.

During 2003, the Company repurchased all 57,942 Class A shares outstanding and 6,389 of the Class B shares for cash of $6,373,620 and $702,790, respectively. The excess of $6,393,521 of the amount paid over the book value of the shares repurchased was charged to the deficit.

(ii)   During 2004, the Company entered into a subscription and loan agreement with an officer of the Company to acquire 5,925 Common shares of the Company in two equal amounts. The loans are interest free, payable in five years from the date of each subscription and are secured only by the Company’s Common shares. On November 1, 2004, 2,963 common shares were subscribed for a total of $133,335. On February 1, 2005, a further 2,962 common shares were subscribed for a total of $133,290 under the terms of this agreement.

(c)   Stock-based compensation plan:

The Company entered into stock option plan agreements on April 1, 2004 with a number of its employees. A total of 10,925 stock options were granted at an exercise price of $50.00 in 2004. The options will vest and become exercisable over a three-year period from the grand date at 1/3 per year. The options will expire five years after the vesting date. At June 30, 2005, 3,640 stock options were vested (December 31, 2004 - none). Should the Stock Purchase transaction, as described in note 12 closes, all options will become vested prior to closing.

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option pricing method with weighted average assumptions are as follows:

	June 30,	December 31,
	2005	2004

Risk free interest rate (%)	4.0	4.0
Time to expiration (years)	5	5
Volatility (%)	0%	0%
Dividend	0	0
Fair value per option	$1,065	$1,065

(d)   Contributed surplus:

	June 30, 2005	December 31, 2004
Balance, beginning of period	$29,214	$—
Stock-based compensation	19,388	29,214

Balance, end of period	$48,602	$29,214

(e)    Warrants:

At the balance sheet dates there were 22,222 warrants outstanding to purchase Common shares at an exercise price of $180 per warrant.

8.     Commitments:

The Company is committed to payments under operating leases for the next 10 years as follows:

	2006	2007	2008	2009	Thereafter
Premises	$316,646	$158,928	$158,928	$158,928	$1,000,868
Vehicles and equipment	222,259	167,717	36,057	—	—

	$538,905	$326,645	$194,985	$158,928	$1,000,868

9.     Related party transactions:

During the period ended June 30, 2005 the Company paid, at fair value, equipment rentals of $346,500 (2004 - $nil) to an entity owned by certain employees who are senior management. At June 30, 2005 none was outstanding.

During the period ended June 30, 2005 the Company paid, at fair value, rental, contracting and other costs of $nil (June 30, 2004 - $nil; December 31, 2004 - $nil; 2003 - $196,711; 2002 - $174,179) to companies owned by certain shareholders. No amounts owed to these companies were outstanding at any of the balance sheet dates.

During the year ended December 31, 2004 the Company incurred interest expense on the notes payable to shareholders amounted to $nil (2003 - $484,521; 2002 - $675,000). No amounts were owed to these shareholders at the balance sheet dates.

10.  Segmented reporting:

The Company only operates in one business segment, being land seismic acquisition contracting.

(a)   Geographic segments:

	Six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
					(restated)
Sales to external customers:
Canada	$17,225,041	$15,584,416	$18,315,512	$24,479,050	$19,953,673
United States	16,533,910	20,884,306	42,068,666	29,819,803	16,436,852
Argentina	—	—	—	—	23,014

	$33,758,951	$36,468,722	$60,384,178	$54,298,853	$36,413,539

	June 30,	December 31,
	2005	2004	2003

Property and equipment related to continuing operations:
Canada	$25,290,524	$21,997,662	$16,286,235
United States	4,211,081	4,138,440	3,634,989

	$29,501,605	$26,136,102	$19,921,224

(b)   Major customers:

The Company earned contract revenue from major customers (10% or more) as follows:

	Number of Customers	Percentage

Six months ended June 30, 2005	2	46%
Six months ended June 30, 2004	3	44%
Year ended December 31, 2004	3	36%
Year ended December 31, 2003	3	35%
Year ended December 31, 2002	3	48%

11.  Financial instruments:

(a)   Fair values of financial assets and liabilities:

The fair values of all financial instruments, including long-term borrowings, approximate their carrying amounts.

(b)   Interest rate risk:

The Company is exposed to interest rate risk to the extent changes in market interest rates will impact the Company’s cash and cash equivalents that have a floating interest rate. The bank facility is also based on a floating interest rate. The Company had no interest rate swaps or hedges at the balance sheet dates.

(c)   Credit risk:

A substantial portion of the Company’s accounts receivable are with customers in the oil and gas industry and are subject to normal industry credit risks.

(d)   Foreign currency risk:

A portion of the Company’s business operations are in foreign jurisdictions. The Company is subject to normal risks associated with the fluctuation of the foreign currencies.

12.  Subsequent events

(a)   Sale of Common shares:

On July 29, 2005, the shareholders of the Company signed a definitive agreement with Geokinetics, Inc. (“Geokinetics”) a Delaware Corporation, to sell all of their outstanding Common shares for $35,000,000 in cash and 1,000,000 shares of Geokinetics’ common stock. Closing of the transaction is subject to certain conditions contained in the Stock Purchase Agreement, including receipt of satisfactory financing by Geokinetics. Closing the transaction is expected to occur during the fourth quarter of 2005.

(b)   Refinancing events:

On September 30, 2005 the Company secured an additional term non-revolving credit facility of $3,000,000 with its major lending institution. This facility bears interest at the lender’s prime rate plus 5/8%, payable monthly in arrears, and is repayable in monthly principal installments of $62,500 with full repayment no later than September 30, 2009.

13.  United States accounting principles and reporting:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”) which, in most respects, conform to accounting principles generally accepted in the United States (“U.S. GAAP”). The significant differences between Canadian and U.S. GAAP are described in this note.

(a)   Future income taxes:

Canadian GAAP requires the use of income tax rates which are substantively enacted to calculate future income taxes while U.S. GAAP requires that any such rate changes be enacted. The only adjustments resulting from this difference are in the 2002 fiscal year whereby, the future tax recovery would have been reduced by $26,375 and the future income tax expense related to the discontinued operations of Hertz would have been reduced by $31,842. This difference would have also decreased the liability and deficit for the 2002 fiscal year by $58,217. The amounts were reversed in 2003. The net loss for U.S. GAAP purposes for the year ended December 31, 2003 would be $174,425 (2002 - $1,492,613).

(b)   Comprehensive income:

U.S. GAAP requires that a Statement of Comprehensive Income be displayed with the same prominence as other financial statements. Comprehensive income, which incorporates net income, includes all changes in equity during a period, except those resulting from investments by, and distributions to, owners. There is no requirement to disclose comprehensive income under Canadian GAAP. There are no elements of other Comprehensive Income present in the Company’s operations and a separate statement of Comprehensive Income is not required.

(c)   Other disclosures:

(i)    U.S. GAAP requires the Company to disclose accrued liabilities, which is not required under Canadian GAAP. Accrued liabilities included in accounts payable and accrued liabilities as at June 30, 2005 were $2,320,744 (December 31, 2004 - $1,210,151; December 31, 2003 - $2,062,860). Accrued liabilities that individually exceeded five percent of current liabilities comprised:

	June 30,	December 31,
	2005	2004	2003

Payroll accruals	$1,042,516	$459,218	$517,009
Other accruals	697,543	188,270	935,224

(ii)   U.S. GAAP requires the Company to disclose customers who account for ten percent or more of total revenue, which is not required under Canadian GAAP. Customers who accounted for more than ten percent of total revenue in a fiscal period comprised:

	Number of Customers	Percentage

Six months ended June 30, 2005	2 – (36%, 10%)	46%
Six months ended June 30, 2004	3 – (18%, 15%, 11%)	44%
Year ended December 31, 2004	3 – (13%, 12%, 11%)	36%
Year ended December 31, 2003	3 – (13%, 11%, 11%)	35%
Year ended December 31, 2002	3 – (18%, 16%, 14%)	48%

(d)   Recent accounting pronouncements:

The following new accounting standards were recently issued:

Canada:

Comprehensive Income

In 2005, the Canadian Institute of Chartered Accountants (“CICA”) issued a new Handbook Section 1530 “Comprehensive Income” which establishes standards for reporting and display of comprehensive income. It does not address issues of recognition or measurement for comprehensive income and its components. The Section is similar to U.S. GAAP standards for comprehensive income as it requires companies to present comprehensive income and its components in a financial statement with the same prominence as other financial statements that constitute a complete set of financial statements. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006. An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 3251 “Equity”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”. Currently, this does not have an impact on the Company; however, this may result in a future impact on the Company if changes in net equity result from transactions or other events and circumstances from non-owner sources. The Company will continue to assess the impact of this new Section prior to its implementation date.

Foreign Currency Translation

In 2005, the CICA issued Handbook Section 1651 “Foreign Currency Translation” which replaces Section 1650 which also dealt with establishing standards for the translation of transactions of a reporting enterprise that are denominated in a foreign currency and financial statements of a foreign operation for incorporation in the financial statements of a reporting enterprise. The new Section amends the manner in which exchange gains and losses arising from the translation of the financial statements of self-sustaining foreign operations are treated to conform to the issuance of new Handbook Section 1530 “Comprehensive Income”. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006. An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”. Currently, this does not have an impact on the Company; however, this may result in a future impact if the Company enters into any hedging transactions or determines its foreign operations are self-sustaining rather than integrated. The Company will continue to assess the impact of this new Section prior to its implementation date.

Equity

In 2005, the CICA issued Handbook Section 3251 “Equity” which replaces Section 3250 “Surplus”. The new Section establishes standards for the presentation of equity and changes in equity during the reporting period. The requirements of this Section are in addition to those in Sections 1530 “Comprehensive Income”, 3240 “Share Capital” and 3260 “Reserves”. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006. An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”. The Company will assess the impact of this new Section prior to its implementation date.

Financial Instruments – Recognition and Measurement

In 2005, the CICA issued a new Handbook Section 3855 “Financial Instruments – Recognition and Measurement” which establishes standards for recognizing and measuring financial assets, financial liabilities and non-financial derivatives other than those addressed in new Section 3861 “Financial Instruments – Disclosure and Presentation”. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006. An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income” and 3865 “Hedges”. The Company will assess the impact of this new Section prior to its implementation date.

Financial Instruments – Disclosure and Presentation

In 2005, the CICA issued Handbook Section 3861 “Financial Instruments – Disclosure and Presentation” which replaces Section 3860 which dealt with the same topic. The new Section establishes standards for the presentation of financial instruments and non-financial derivatives, and identifies the information that should be disclosed about them. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006. An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive Income”, 3855 “Financial Instruments – Recognition and Measurement” and 3865 “Hedges”. The Company will assess the impact of this new Section prior to its implementation date.

Hedges

In 2005, the CICA issued a new Handbook Section 3855 “Hedges” which establishes standards for when and how hedge accounting may be applied. Hedge accounting is optional and this Section applies whenever a company chooses to apply hedge accounting. This Section applies to interim and annual financial statements relating to fiscal years commencing on or after October 1, 2006. An entity that adopts this Section for a fiscal year beginning before October 1, 2006 also adopts new Sections 1530 “Comprehensive” and 3855 “Financial Instruments – Recognition and Measurement”. Currently, this does not have an impact on the Company; however, this may result in a future impact if the Company enters into hedging transactions and chooses to apply hedge accounting. The Company will continue to assess the impact of this new Section prior to its implementation date.

United States:

Share-Based Payment

In 2004, the Financial Accounting Standards Board (“FASB”) issued revised FAS 123 “Share-based Payment”. This amended statement eliminates the alternative to use Accounting Principles Board (“APB”) Opinion No. 25’s intrinsic value method of accounting, as was provided in the originally issued Statement No. 123. As a result, non-public entities are required to use the grant-date fair value of the award in measuring the cost of employee services received in exchange for an equity award of equity instruments. This amended statement is effective at the beginning of the first interim or annual reporting period that begins after June 15, 2005 for public entities and as of the first annual reporting period that begins after December 15, 2005 for non-public entities. The Company currently uses the grant-date fair value of valuing share-based payments and the revised Statement is not anticipated to have an impact on the Company; however, the impact of this amendment is still being assessed.

Exchange of Non-Monetary Assets

In 2004, FASB issued revised FAS 153 “Exchange of Non-monetary Assets”. This statement is an amendment of APB Opinion No. 29 “Accounting for Non-monetary Transactions”. Based on the guidance in APB Opinion No. 29, exchanges of non-monetary assets are to be measured based on the fair value of assets exchanged. Furthermore, APB Opinion No. 29 previously allowed for certain exceptions to this fair value principle. FAS 153 eliminates APB Opinion No. 29’s exception to fair value for non-monetary exchanges of similar productive assets and replaces this with a general exception for exchanges of non-monetary assets which do not have commercial substance. The provisions of this statement are effective for non-monetary asset exchanges which occur in fiscal periods beginning after June 15, 2005 and are to be applied prospectively. Earlier application is permitted for non-monetary asset exchanges which occur in fiscal periods beginning after the issue of this statement. Currently, this does not have an impact on the Company; however, this may result in a future impact if the Company enters into any non-monetary asset exchanges.

Accounting Changes and Error Corrections

FAS 154 requires retrospective application for voluntary changes in accounting principles unless it is impracticable to do so. Retrospective application refers to the application of a different accounting principle to previously issued financial statements as if that principle had always been used. Statement 154’s retrospective-application requirement replaces APB 20’s requirement to recognize most voluntary changes in accounting principles by including in net income of the period of the change the cumulative effect of changing to the new accounting principles. Currently, this does not have an impact on the Company; however, this may result in a future impact to the Company.